UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

AROTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On December 19, 2019, Arotech Corporation (the “Company”), a Delaware corporation, merged (the “Merger”) with Argonaut Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly-owned subsidiary of Argonaut Intermediate, Inc. (“Parent”), a Delaware corporation, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated September 22, 2019 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) (other than Cancelled Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement)), issued and outstanding immediately prior to the Effective Time was converted into the right to receive $3.00 in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, each restricted stock unit award in respect of Shares that was outstanding immediately prior to the Effective Time (a “Company RSU”) fully vested (including Company RSUs subject to performance-based vesting) and was cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of (i) the amount of the Merger Consideration and (ii) the total number of Shares underlying such Company RSU, net of applicable tax withholding. Also at the Effective Time, all restrictions and vesting requirements with respect to each Share of restricted stock that was outstanding immediately prior to the Effective Time (“Company Restricted Stock”) lapsed and all such shares of Company Restricted Stock vested in full. Each holder of shares of Company Restricted Stock received the Merger Consideration for such shares of Company Restricted Stock.

The aggregate cash consideration paid in the Merger was approximately $80 million, which was funded through proceeds from Parent’s equity financing arrangements obtained in connection with the Merger.

The foregoing description of the Merger Agreement and the Merger in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2019 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2019, in connection with the consummation of the Merger, the Company notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading of the Shares on Nasdaq and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

Upon the Effective Time, each holder of Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right, in respect of each of the Shares, to receive the applicable Merger Consideration).

The information contained in the Introductory Note and Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, the Company became a wholly-owned subsidiary of Parent, and accordingly, a change in control of the Company occurred.

The information contained in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of Jon B. Kutler, Lawrence F. Hagenbuch, Kenneth W. Cappell and Adm. James J. Quinn resigned from and ceased serving as a director of the Board of Directors of the Company and any and all committees thereof. Each director resigned in accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company as currently in effect are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On December 19, 2019, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of Arotech Corporation.

3.2	Amended and Restated Bylaws of Arotech Corporation.

99.1	Press Release issued by Arotech Corporation, dated December 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION

/s/ Yaakov Har-Oz
Name: Yaakov Har-Oz
Title: Senior Vice President and General Counsel

Dated: December 19, 2019